UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 12, 2020

(Date of earliest event reported)

T2 Biosystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices and zip code)

(781) 761-4646

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2020, each of Michael Cima, Adrian Jones and Stanley Lapidus tendered resignations to T2 Biosystems, Inc. (the “Company”) stating that they resigned, effective immediately, from their positions as directors of the Company and all committees of the Board of Directors of the Company (the “Board”) on which they were serving. Prior to their resignations, Mr. Cima was a class II director, Mr. Jones was a class I director and Mr. Lapidus was a class III director. Each of Mr. Cima’s, Mr. Jones’ and Mr. Lapidus’ resignation from the Board was not as a result of any disagreement with the Company or any matter relating to the Company’s operation, policies (including accounting or financial policies) or practices.

Mr. Lapidus served as Lead Independent Director and as Chairperson of the Compensation Committee and a member of the Audit Committee of the Board prior to his resignation. Mr. Jones served as member of the Compensation Committee of the Board prior to his resignation. And Mr. Cima served as a member of the Audit Committee and Technology Committee of the Board of Directors prior to his resignation.

On June 14, 2020, the Board, upon the recommendation of its Nominating and Corporate Governance Committee, elected Thierry Bernard, Ninfa Saunders and Robin Toft to serve as directors of the Company. Ms. Toft was elected to serve as a class I director, to serve on the Board until the 2021 Annual Meeting of Stockholders and until a successor is duly elected and qualified, or until her earlier death, resignation or removal. Ms. Saunders and Mr. Bernard were elected to serve as class II directors to serve on the Board until the 2022 Annual Meeting of Stockholders and until a successor is duly elected and qualified, or until their earlier death, resignation or removal. In connection with their election, Ms. Saunders and Mr. Bernard will serve on the Audit Committee (along with David Elsbree, Chairperson) and Ms. Toft will serve as Chairperson of the Compensation Committee (along with John W. Cumming) and a member of the Nominating and Corporate Governance Committee (along with John W. Cumming, Chairperson). In addition, John W. Cumming has been appointed lead independent director. Effective June 14, 2020, the Board approved an amendment and restatement of the Company’s Non-Employee Director Compensation Program (as amended and restated, the “Program”). Under the Program, annual equity grants to continuing non-employee directors made on the date of the annual meeting of stockholders will be an award of restricted stock units having an aggregate value of $75,000, based on the closing price of the Company’s common stock on the date of grant. However, the maximum number of restricted units subject to such grant will not exceed 100,000 restricted stock units (as may be adjusted due for stock splits, recapitalizations and the like). The restricted stock units subject to the annual grant will vest in a single installment on the earlier of (i) the first anniversary of the grant date and (ii) the date of the next annual meeting of stockholders, subject to the director’s continued service on the Board of Directors. The Program also provides that the initial non-employee director grant will be an award of restricted stock units covering a number of shares equal to 1.5 times the number of restricted stock units subject to the last (or concurrent) annual grant for continuing directors. The initial grant vests in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Board of Directors. Any new directors appointed to the Board of Directors prior to the 2020 Annual Stockholder Meeting will receive their initial grant on the date of the 2020 Annual Stockholder Meeting, and the number of shares subject to such initial grant will be determined based on the annual grants made at the 2020 Annual Stockholder Meeting. The annual cash retainers under the Program remain unchanged.

Each of Mr. Bernard, Ms. Saunders and Ms. Toft will receive compensation pursuant to the Program, including initial restricted stock unit grants to be made on the date of the 2020 Annual Stockholder Meeting and annual cash retainers, in each case, prorated for the period of his or her service.

Each of Mr. Bernard, Ms. Saunders and Ms. Toft has also entered into the Company’s standard indemnification agreement for directors and officers.

There are no related party transactions between the Company and Ms. Saunders or Mr. Bernard that are subject to disclosure under Item 404(a) of Regulation S-K. On April 15, 2020, we entered into a Retained Search Agreement with the Toft Group, a ZRG company of which Robin Toft (a director) is the President, to identify and present qualified candidates to serve as members on our Board of Directors. Under the terms of the agreement, we were obligated to pay the Toft Group milestone payments of $25,000 upon execution of the agreement and $25,000 at the time the Toft Group has presented three (3) qualified candidates that we agreed to interview, or at such time an offer is extended to a candidate, whichever occurred first. In addition, we agreed to pay the Toft Group an additional $25,000 upon the engagement of a first director resulting from the search, $60,000 upon the engagement of a second director resulting from the search and $50,000 upon the engagement of a third director resulting from the search. We terminated the agreement on June 12, 2020 and as of such date we had paid the Toft Group $50,000 and owe an additional $85,000 for the selection of two (2) directors that we have elected to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2020	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sperzel
	Name:	John Sperzel
	Title:	President and Chief Executive Officer

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